EXHIBIT 3.6
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                          ARTICLES AND PLAN OF MERGER

                                       OF

                            BECAN DISTRIBUTORS, INC.

                                      AND

                               DRUGMAX.COM, INC.

To the Secretary of State
   of the State of Nevada

     Pursuant to the provisions of Chapter 92A, Nevada Revised Statutes, the domestic corporation and the foreign corporation herein named do hereby submit the following Articles of Merger.

     1. The following is the Plan of Merger for merging Becan Distributors, Inc. with and into DrugMax.com, Inc.

         a. DrugMax.com, Inc., which is a business corporation of the State of Nevada and is the parent corporation and the owner of all the outstanding shares of Becan Distributors, Inc, which is a business corporation of the State of Ohio and the subsidiary corporation, hereby merges Becan Distributors, Inc. into DrugMax.com, Inc., pursuant to the provisions of Chapter 92A, Nevada Revised Statutes and pursuant to the provisions of the laws of the jurisdiction of organization of DrugMax.com, Inc.

         b. The jurisdiction of organization of Becan Distributors, Inc. is the State of Ohio. The jurisdiction of organization of DrugMax.com, Inc. is the State of Nevada.

         c. The separate existence of Becan Distributors, Inc. shall cease at the effective time of the merger pursuant to the provisions of Chapter 92A, Nevada Revised Statutes, and pursuant to the provisions of the Laws of the jurisdiction of its organization; and DrugMax.com, Inc. shall continue its existence as the surviving corporation pursuant to the provisions of Chapter 92A, Nevada Revised Statues.

         d. The issued shares of Becan Distributors, Inc. shall not be converted in any manner, but each said share which is issued as of the effective time of the merger shall be surrendered and extinguished.

         e. The Board of Directors and the proper officers of DrugMax.com, Inc. shall not be converted in any manner, but each said share which is issued as of the effective time of the merger shall be surrendered and extinguished.

     2. The said Plan of Merger has been adopted by the Board of Directors of Becan Distributors, Inc. and of DrugMax.com, Inc. DrugMax.com, Inc., is the owner of all of the outstanding shares of Becan Distributors, Inc. Approval by the stockholders of DrugMax.com, Inc. was not required.
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     3.  The merger of Becan Distributors, Inc. with and into DrugMax.com, Inc.
         is permitted by the laws of the jurisdiction or organization of Becan Distributors, Inc. and has been authorized in compliance with the said laws.

     4. DrugMax.com, Inc., as the owner of all of the outstanding shares of Becan Distributors, Inc., has waived the requirements of mailing a copy of the Plan of Merger to itself.

Signed on March 29, 2000

                                                 Becan Distributors, Inc.

                                                 By: /s/ William LaGamba
                                                 -----------------------------
                                                 Name: William LaGamba
                                                 Title: Vice President

                                                 By: /s/ Stephen M. Watters
                                                 -----------------------------
                                                 Name: Stephen M. Watters
                                                 Title: Secretary

                                                 DrugMax.com, Inc.

                                                 By: /s/ Stephen Watters
                                                 -----------------------------
                                                 Name: Stephen Watters
                                                 Title: President

                                                 By: /s/ William LaGamba
                                                 -----------------------------
                                                 Name: William LaGamba
                                                 Title: Secretary